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                                                                     Exhibit (i)


                           Drinker Biddle & Reath LLP
                              18th & Cherry Streets
                                One Logan Square
                           Philadelphia, PA 19103-6996
                            Telephone: (215) 988-2700
                               Fax: (215) 988-2757


                                  July 30, 2001


Excelsior Tax-Exempt Funds, Inc.
One Freedom Valley Drive
Oaks, Pennsylvania 19456

         Re:   Excelsior Tax-Exempt Funds, Inc. - Shares of Common Stock
               ---------------------------------------------------------

Ladies and Gentlemen:

               We have acted as counsel to Excelsior Tax-Exempt Funds, Inc., a Maryland corporation (the "Company"), in connection with the registration by the Company of its shares of common stock, par value $.001 per share, under the Securities Act of 1933, as amended (the "1933 Act").

               The Articles of Incorporation of the Company, as amended and supplemented (the "Articles of Incorporation") authorize the issuance of 24,000,000,000 shares of common stock. The Board of Directors of the Company has the power to classify or reclassify any authorized but unissued shares of common stock into one or more classes of shares and to divide and classify shares of any class into one or more series of such class. Pursuant to such authority, the Board of Directors (i) has previously classified 14,000,000,000 of such authorized shares into 7 classes (the "Classes"), each Class representing interests in a separate portfolio of investments (the "Portfolios") and (ii) has classified each Class of shares into one or more series of shares (the "Series"). The Classes and Series are referred to herein as "Shares." The Board of Directors has previously authorized the issuance of Shares to the public. Currently, the Company is authorized to issue Shares of the following Classes and Series:

         Portfolio                                            Authorized Shares
         ---------                                            -----------------

         Tax-Exempt Money Fund
               A Shares...................................        4,000,000,000
               A-Special Series 1 Shares..................        1,000,000,000
               A-Special Series 2 Shares..................          500,000,000
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Excelsior Tax-Exempt Funds, Inc.
July 30, 2001
Page 2 of 3


         Portfolio                                             Authorized Shares
         ---------                                             -----------------

         Intermediate-Term Tax-Exempt Fund
               B Shares..................................            500,000,000
               B-Special Series 1 Shares.................            500,000,000
               B-Special Series 2 Shares.................            500,000,000

         Long-Term Tax-Exempt Fund
               C Shares..................................            500,000,000
               C-Special Series 1 Shares.................            500,000,000
               C-Special Series 2 Shares.................            500,000,000

         New York Intermediate-Term Tax-Exempt Fund
               D Shares..................................            500,000,000
               D-Special Series 1 Shares.................            500,000,000
               D-Special Series 2 Shares.................            500,000,000

         California Tax-Exempt Income Fund
               E Shares..................................            500,000,000
               E-Special Series 1 Shares.................            500,000,000
               E-Special Series 2 Shares.................            500,000,000

         Short-Term Tax-Exempt Securities Fund
               F Shares..................................            500,000,000
               F-Special Series 1 Shares.................            500,000,000
               F-Special Series 2 Shares.................            500,000,000

         New York Tax-Exempt Money Fund
               G Shares..................................          2,000,000,000

         Unclassified Shares.............................          9,000,000,000
                                                                  --------------
               TOTAL.....................................         24,000,000,000

               We have reviewed the Articles of Incorporation, Amended and Restated By-Laws (the "By-Laws"), as amended, resolutions of the Company's Board of Directors and shareholders, and such other legal and factual matters as we have deemed appropriate. We have also reviewed the Company's Registration Statement on Form N-1A under the 1933 Act (the "Registration Statement"), as amended through Post-Effective Amendment No. 31 thereto.
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Excelsior Tax-Exempt Funds, Inc.
July 30, 2001
Page 3 of 3



          This opinion is based exclusively on the Maryland General Corporation Law and the federal law of the United States of America.

          We have also assumed the following for this opinion:

     1. Shares will be issued in accordance with the Company's Articles of Incorporation and By-Laws and resolutions of the Company's Board of Directors and shareholders relating to the creation, authorization and issuance of Shares.

     2. Shares will be issued against consideration therefor as described in the Registration Statement, and such consideration will have been in each case at least equal to the applicable net asset value and the applicable par value.

     3. The number of outstanding Shares will not exceed the number of Shares authorized for the particular Class or Series.

          On the basis of the foregoing, it is our opinion that any Shares issued and sold after the date hereof will be validly and legally issued, fully paid and non-assessable by the Company.

          We hereby consent to the filing of this opinion as an exhibit to Post-Effective Amendment No. 31 to the Company's Registration Statement on Form N-1A under the 1933 Act, and the Investment Company Act of 1940, as amended, respectively. This consent does not constitute a consent under section 7 of the 1933 Act, and in consenting to the use of our name and the references to our Firm we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under said section 7 or the rules and regulations of the Securities and Exchange Commission thereunder.

                                                  Very truly yours,

                                                  /s/ Drinker Biddle & Reath LLP

                                                  DRINKER BIDDLE & REATH LLP